Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-160520, 333-117667, 333-117666, 333-106746, 333-98067, 333-68712, 333-40924, 333-86903, 333-16381, 333-138584, and 333-184564), Form S-8 POS (No. 033-94510), Form S-3 (No. 333-91127) and Form S-3/A (Nos. 333-46441 and 333-59295), of Steven Madden, Ltd, and subsidiaries (the “Company”) of our report dated February 27, 2014, with respect to the consolidated balance sheets of the Company as of December 31, 2013 and 2012 and the related consolidated statements of income, comprehensive income, changes in stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2013, and the effectiveness of internal control over financial reporting as of December 31, 2013, which report appears in the December 31, 2013 annual report on Form 10-K of the Company.

We also consent to the reference to our firm in the Registration Statements on Form S-3 and Form S-3/A under the caption "Experts".

/S/EisnerAmper LLP
New York, New York
February 27, 2014